Calculation of Filing Fee Tables
S-8
Safehold Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	457(a)	3,000,000	$ 14.32	$ 42,960,000.00	0.0001381	$ 5,932.78
Total Offering Amounts:						$ 42,960,000.00		$ 5,932.78
Total Fee Offsets:								$ 5,932.78
Net Fee Due:								$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's common stock, par value $0.01 per share (the "common stock"), that become issuable under the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan (as amended, the "Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant's receipt of consideration that would increase the number of outstanding shares of common stock. Amount Registered represents 3,000,000 additional shares of common stock available for issuance pursuant to the Plan. Pursuant to Rule 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of common stock, as reported on the New York Stock Exchange on May 15, 2026, which was $14.32 per share.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Safehold Inc.	S-3	333-271113	04/14/2023		$ 5,351.55	Equity	Common Stock, $0.01 par value per share	4,248,435
Fee Offset Claims	2	Safehold Inc.	S-3	333-271113	04/14/2023		$ 581.23	Equity	Common Stock, $0.01 par value per share	5,405,406
Fee Offset Sources		Safehold Inc.	S-3	333-271113		04/14/2023						$ 13,553.74
Fee Offset Sources		Safehold Inc.	S-3	333-271113		04/14/2023						$ 17,244.82
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed a prospectus supplement (the "2023 GIC Prospectus Supplement"), dated April 14, 2023, to a prospectus, dated April 4, 2023, constituting part of its registration statement on Form S-3 (File No. 333-271113) (the "2023 Registration Statement") and paid a registration fee relating to the offer and sale of 4,248,435 shares of common stock by certain selling stockholders. Subsequently, the registrant filed a prospectus supplement (the "2026 GIC Prospectus Supplement"), dated March 25, 2026, to a prospectus, dated March 25, 2026, constituting part of its registration statement on Form S-3 (File No. 333-294583) (the "2026 S-3 Registration Statement") and paid a registration fee relating to the offer and sale of 4,248,435 shares of common stock by certain selling stockholders. At the time of such filing, all 4,248,435 shares of common stock remained unsold under the 2023 Registration Statement, and the 2023 Registration Statement was deemed terminated as of March 25, 2026. As a result, the registrant claimed a fee offset of $8,202.19 pursuant to Rule 457(p) under the Securities Act, leaving $5,351.55 in fees previously paid in connection with the 2023 GIC Prospectus Supplement available for future offset. Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee of $13,553.74 that has already been paid and (i) remains unused with respect to securities that were previously registered pursuant to the 2023 Registration Statement and the 2023 GIC Prospectus Supplement and were not sold thereunder and (ii) was not claimed for offset in connection with the 2026 GIC Prospectus Supplement may be applied to the filing fees payable pursuant to this registration statement. Pursuant to Rule 457(p), the registrant is offsetting $5,351.55 of the fees associated with this registration statement from the filing fee previously paid in connection with the 2023 GIC Prospectus Supplement, leaving no remaining fee balance from such payment to offset future filings.

[2]	The registrant previously filed a prospectus supplement (the "2023 MSD Prospectus Supplement"), dated April 14, 2023, to a prospectus, dated April 4, 2023, constituting part of the 2023 Registration Statement and paid a registration fee relating to the offer and sale of 5,405,406 shares of common stock by certain selling stockholders. Subsequently, the registrant filed a prospectus supplement (the "2026 MSD Prospectus Supplement"), dated March 25, 2026, to the prospectus constituting part of the 2026 S-3 Registration Statement and paid a registration fee relating to the offer and sale of 6,105,389 shares of common stock by certain selling stockholders. At the time of such filing, all 5,405,406 shares of common stock remained unsold under the 2023 Registration Statement, and the 2023 Registration Statement was deemed terminated as of March 25, 2026. As a result, the registrant claimed a fee offset of $11,787.30 pursuant to Rule 457(p) under the Securities Act, leaving $5,457.52 in fees previously paid in connection with the 2023 MSD Prospectus Supplement available for future offset. Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee of $17,244.82 that has already been paid and (i) remains unused with respect to securities that were previously registered pursuant to the 2023 Registration Statement and the 2023 MSD Prospectus Supplement and were not sold thereunder and (ii) was not claimed for offset in connection with the 2026 MSD Prospectus Supplement may be applied to the filing fees payable pursuant to this registration statement. Pursuant to Rule 457(p), the registrant is offsetting $581.23 of the fees associated with this registration statement from the filing fee previously paid in connection with the 2023 MSD Prospectus Supplement, leaving a remaining fee balance of $4,876.29 from such payment available to offset future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this registration statement.